Exhibit 99.1

NEWS RELEASE

FDA Grants Breakthrough Therapy Designation to LentiGlobin for Treatment of Beta-Thalassemia Major

CAMBRIDGE, Mass., February 2, 2015 – bluebird bio, Inc. (Nasdaq: BLUE) a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and rare diseases, today announced that the U.S. Food and Drug Administration (FDA) has granted Breakthrough Therapy Designation to LentiGlobin® BB305 Drug Product for the treatment of transfusion-dependent patients with beta-thalassemia major.

LentiGlobin BB305 Drug Product aims to treat beta-thalassemia major and severe sickle cell disease by inserting a functional human beta-globin gene into the patient's own hematopoietic stem cells ex vivo and then returning those modified cells to the patient through an autologous stem cell transplantation.

"The FDA's Breakthrough designation of LentiGlobin highlights that new therapies are needed for the treatment of patients with beta-thalassemia major, especially treatments with the potential to meaningfully reduce or liberate patients from transfusion dependence," said David Davidson, M.D., chief medical officer of bluebird bio. "Our early clinical data investigating the use of LentiGlobin in patients with multiple genotypes of beta-thalassemia major, including beta-0/beta-0, the most severe genotype, are very encouraging, and we remain on track to complete enrollment in the Northstar and HGB-205 studies in 2015.  In light of the Breakthrough designation, we look forward to working even more closely with the FDA to expedite the development of LentiGlobin for the treatment of beta-thalassemia major."

The FDA's Breakthrough Therapy designation is intended to expedite the development and review of a drug candidate that is planned for use to treat a serious or life-threatening disease or condition when preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints.  The benefits of Breakthrough Therapy designation include the same benefits as Fast Track designation, plus an organizational commitment involving FDA’s senior managers with more intensive guidance from the FDA.  Breakthrough Therapy designation does not however change the standards for approval.

The Breakthrough Therapy designation is supported by data from the ongoing Phase 1/2 Northstar (HGB-204) and HGB-205 studies of LentiGlobin.  Findings in eight subjects with beta-thalassemia major were presented at the 56th Annual Meeting of the American Society of Hematology (ASH) in December 2014.  In the first four subjects, each of whom had at least three months of follow up, treatment resulted in sufficient hemoglobin production to reduce or eliminate the need for transfusion support among patients with beta-thalassemia major who would otherwise require chronic blood transfusions.  These data consisted of the first five subjects treated in bluebird bio's ongoing Northstar Study and the first three subjects from its HGB-205 study. These included the first beta-thalassemia subjects with the beta-0/beta-0 genotype to be treated with LentiGlobin BB305 drug product.  The HGB-205 study also included the first subject with sickle cell disease to be treated with gene therapy.

About bluebird bio, Inc.

With its lentiviral-based gene therapy and gene editing capabilities, bluebird bio has built an integrated product platform with broad potential application to severe genetic diseases and T cell-based immunotherapy. bluebird bio’s clinical programs include Lenti-D™, currently in a Phase 2/3 study, called the Starbeam Study, for the treatment of childhood cerebral adrenoleukodystrophy, and LentiGlobin®, currently in three clinical studies: a global Phase 1/2 study, called the Northstar Study, for the treatment of beta-thalassemia major; a single-center Phase 1/2 study in France (HGB-205) for the treatment of beta-thalassemia major or severe sickle cell disease; and a separate U.S. Phase 1 study for the treatment of sickle cell disease (HGB-206).  bluebird bio also has a preclinical CAR T cancer immunotherapy program in collaboration with Celgene Corporation, as well as discovery research programs utilizing megaTALs/homing endonuclease gene editing technologies.

bluebird bio has operations in Cambridge, Massachusetts, Seattle, Washington, and Paris, France.  For more information, please visit www.bluebirdbio.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential efficacy and safety of the Company’s LentiGlobin product candidate and the regulatory pathway afforded by Breakthrough Designation by the FDA, in particular statements concerning the reduced or eliminated need for transfusion support in the four initial subjects treated with LentiGlobin drug product, statements concerning the Company’s future plans with respect to LentiGlobin and its other product candidates and statements concerning anticipated enrollment rates and clinical milestones in 2015.  It should be noted that the data for LentiGlobin announced from the Northstar and HGB-205 studies at the ASH Annual Meeting are preliminary in nature and the Northstar and HGB-205 studies are not completed.  There is limited data concerning long-term safety and efficacy following treatment with LentiGlobin drug product.  These data may not continue for these subjects or be repeated or observed in ongoing or future studies involving our LentiGlobin product candidate, including the HGB-205 Study, the Northstar Study or the HGB-206 study in sickle cell disease. It is possible that subjects for whom periodic transfusion support has been reduced or temporarily eliminated may receive transfusion support in the future.  It should also be noted that Breakthrough designation does not change the standards for approval and is not a guarantee of success.  Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the preliminary results from our clinical trials will not continue or be repeated in our ongoing clinical trials, the risk that previously conducted studies involving similar product candidates will not be repeated or observed in ongoing or future studies involving current product candidates, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in the Company’s clinical studies, the risk that our collaboration with Celgene will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Availability of other information about bluebird bio

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Investor Relations:

Jim DeTore, Chief Financial Officer

bluebird bio, Inc.

(339) 499-9355

Media Contact:

Dan Budwick

Pure Communications, Inc.

(973) 271-6085